EXHIBIT 5

                 [New Century Financial Corporation Letterhead]

September 16, 2004

New Century Financial Corporation
18400 Von Karman Avenue, Suite 1000
Irvine, California 92612

         Re:    Registration of Securities of New Century Financial Corporation

Ladies and Gentlemen:

         In connection with the registration of up to 900,000 shares of Common Stock of New Century Financial Corporation, a Delaware corporation (the "Company"), par value $0.01 per share (the "Shares"), under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission on or about the date hereof, such Shares to be issued or delivered pursuant to the New Century Financial Corporation 2004 Performance Incentive Plan (the "Plan"), you have requested my opinion set forth below.

         In my capacity as counsel, I have examined originals or copies of those corporate and other records of the Company I considered appropriate.

         On the basis of such examination and my consideration of those questions of law I considered relevant, and subject to the limitations and qualifications in this opinion, I am of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued in accordance with such authorization, the provisions of the Plan and relevant agreements duly authorized by and in accordance with the terms of the Plan, and upon payment for and delivery of the Shares as contemplated in accordance with the Plan, and either (a) the countersigning of the certificate or certificates representing the Shares by a duly authorized signatory of the registrar for the Company's Common Stock, or (b) the book-entry of the Shares by the transfer agent for the Company's Common Stock in the name of The Depository Trust Company or its nominee, the Shares will be validly issued, fully paid and non-assessable.

         I consent to your filing this opinion as an exhibit to the Registration Statement.

                                           Respectfully submitted,

                                           /s/ STERGIOS THEOLOGIDES

                                           Stergios Theologides
                                           Executive Vice President -
                                                Corporate Affairs,
                                           General Counsel and Secretary